Exhibit 99.1

BIOCRYST PHARMACEUTICALS, INC.	MUNDIPHARMA INTERNATIONAL LTD
2190 PARKWAY LAKE DRIVE	CAMBRIDGE SCIENCE PARK
BIRMINGHAM, AL 35244	MILTON ROAD
205-444-4600 205-444-4640 FAX	CAMBRIDGE, UNITED KINGDOM
www.biocryst.com

Contacts:
BioCryst Pharmaceuticals, Inc.	Mundipharma International Ltd.
Jonathan M. Nugent	Rob Cohen
V.P. Corporate Communications	European Communications Director
(205) 444-4633	+44 (0)1223 424 211/ +44 (0)7734 159122
jnugent@biocryst.com	rob.cohen@mundipharma.co.uk

FOR IMMEDIATE RELEASE

BIOCRYST AND MUNDIPHARMA INTERNATIONAL HOLDINGS LIMITED COLLABORATE ON DEVELOPMENT OF FODOSINE™

Birmingham, Alabama – February 2, 2006 – BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) and Mundipharma International Holdings Limited (Mundipharma) today announced that they have entered into an exclusive license agreement to develop and commercialize BioCryst’s lead compound, Fodosine™, in markets across Europe, Asia and Australasia* for use in oncology.

Fodosine™ is a transition-state analog inhibitor of the target enzyme purine nucleoside phosphorylase (PNP).  The drug is currently being studied in a number of clinical trials including a Phase IIa clinical trial in patients with T-cell leukemia.  Results of this Phase IIa trial and those from a recently completed Phase I pharmacokinetic study will assist in the design of a planned Phase IIb pivotal clinical trial to test a combination of IV and oral formulations of Fodosine™ in patients with T-cell leukemia.  BioCryst has requested a Special Protocol Assessment from the U.S. Food and Drug Administration for this planned trial.

“We are delighted to have Mundipharma as our partner for the continued development of our lead product, Fodosine™,” said Charles E. Bugg, Ph.D., Chairman and CEO of BioCryst.  “We believe this collaboration will maximize the global development, commercialization, and market potential of Fodosine™ in a variety of serious medical conditions potentially including T-cell leukemia, cutaneous T-cell lymphoma, chronic lymphocytic leukemia, T-cell non-Hodgkin’s lymphoma and B-cell non-Hodgkin’s lymphoma.”

“With our proven success with DepoCyte™ (controlled-release cytarabine) for lymphomatous meningitis, Mundipharma is ideally placed to help optimize the development of Fodosine™, in order to bring the maximum benefits to those fighting to overcome these difficult to treat conditions,” said Åke Wikström, Regional Director, Europe, Mundipharma International Ltd.  “Together with BioCryst, we share a common vision for bringing this promising therapy to market and addressing the needs of these patients.”

Under the terms of the agreement Mundipharma will obtain rights in markets across Europe, Asia and Australasia to Fodosine™ in the field of oncology in exchange for a $10 million up-front payment. Mundipharma will pay 50% of costs, up to an additional $10 million, on current trials of Fodosine™ and on a planned Phase IIb trial to be conducted by BioCryst.  Furthermore, Mundipharma will commit up to an additional $15 million to assist in the evaluation of Fodosine’s™ therapeutic safety and efficacy profile.  BioCryst may also receive future event payments totalling $155 million in addition to royalties on product sales of Fodosine™ by Mundipharma.  BioCryst will owe sublicense payments to third parties on the upfront payment and any future event payments and royalties on this PNP inhibitor.

For the next five years after the effective date of this alliance between Mundipharma and BioCryst, Mundipharma will have a right of first negotiation on any new PNP inhibitors BioCryst elects to develop in the area of oncology, except for the BioCryst compound BCX-4208.  BioCryst retains all rights to commercialize and promote Fodosine™ in the United States, and other countries outside the scope of this agreement.

BioCryst will sponsor a conference call at 8:30 a.m. Eastern U.S. Time on Thursday, February 2, 2006 to discuss today’s news in more detail. This call is open to the public and can be accessed live either over the Internet from the company’s website http://www.biocryst.com or by dialing 1-800-810-0924 (U.S.) or 1-913-981-4900 (international). No passcode is needed for the call.

*The agreement covers Europe and a number of other markets in Asia and Australasia including Japan, Australia, New Zealand, China and India.

About BioCryst

BioCryst Pharmaceuticals, Inc. designs, optimizes and develops novel drugs that block key enzymes involved in cancer, cardiovascular diseases, autoimmune diseases, and viral infections. BioCryst integrates the necessary disciplines of biology, crystallography, medicinal chemistry and computer modeling to effectively use structure-based drug design to discover and develop small molecule pharmaceuticals.

BioCryst’s lead product candidate, Fodosine™, is a transition-state analog inhibitor of the target enzyme purine nucleoside phosphorylase (PNP). The drug is currently in a Phase IIa trial for patients with T-cell leukemia and a combination IV and oral Phase I pharmacokinetic trial in healthy volunteers was recently completed. Results of the Phase IIa and the Phase I pharmacokinetic trial will assist in the design of a planned combination IV and oral Phase IIb pivotal clinical trial in patients with T-cell leukemia. The Company has requested a Special Protocol Assessment from the FDA for this planned trial. Additionally, Fodosine™ is currently being studied in a Phase I trial with an oral formulation in cutaneous T-cell lymphoma (CTCL), a Phase II trial in chronic lymphocytic leukemia (CLL) and a Phase I/II trial in B-cell acute lymphoblastic leukemia (B-ALL). Fodosine™ has been granted Orphan Drug status by the U.S. Food and Drug Administration for three indications: T-cell non-Hodgkin’s lymphoma, including CTCL; CLL and related leukemias including T-cell prolymphocytic leukemia, adult T-cell leukemia, and hairy cell leukemia; and for treatment of B-ALL. Additionally the FDA has granted “fast track” status to the development of Fodosine™ for the treatment of relapsed or refractory T-cell leukemia.

In November, 2005 BioCryst announced it had entered into an exclusive licensing agreement with Roche to develop and commercialize BCX-4208 for the prevention of acute rejection in transplantation and for the treatment of autoimmune diseases.

Additionally, BioCryst has re-initiated clinical development of peramivir, an inhibitor of influenza neuraminidase, with a focus on intravenous and intramuscular delivery. In December 2005 BioCryst received approval from the FDA to begin human studies with intravenous peramivir.  In January 2006 the FDA granted fast track designation for peramivir injection in the treatment of influenza infections, including highly virulent, life-threatening strains of influenza.

In its hepatitis C polymerase inhibitor program, BioCryst has identified a clinical candidate, BCX-4678, and is advancing this compound through preclinical testing with the goal of filing an IND in 2006.  For more information about BioCryst, please visit the company’s web site at http://www.biocryst.com.

About Mundipharma

Mundipharma is one of the Purdue/Mundipharma/Napp independent associated companies - privately owned companies and joint ventures covering the world’s pharmaceutical markets. The companies worldwide are dedicated to bringing to patients with severe and debilitating diseases the benefits of novel treatment options in fields such as severe pain and haemato-oncology.  For further information, visit www.mundipharma.co.uk

Forward-looking statements

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include that we or our licensees may not be able to enroll the required number of subjects in clinical trials of Fodosine™ or BCX-4208, that each of the Phase IIa trial for patients with T-cell leukemia, Phase I trial of BCX-4208, the Phase I trial of Fodosine™ for treatment of patients with cutaneous T-cell lymphoma, the Phase I/II trial of Fodosine™ for treatment of patients with B-cell ALL and the Phase II trial of Fodosine™ for advanced fludarabine-refractory CLL may not be successfully completed, that BioCryst or its licensees may not commence as expected additional trials with Fodosine™ and with BCX-4208 or planned human trials with peramivir or BCX-4678, that Fodosine™, BCX-4208, peramivir, BCX-4678 or any of our other product candidates may not receive required regulatory clearances from the FDA, that clinical trials of Fodosine™ may not show the drug is effective over the initial treatment period, that ongoing and future clinical trials may not have positive results, that we may not be able to obtain a Special Protocol Assessment or otherwise be able to complete successfully the Phase IIb trial that is currently planned to be pivotal, that we or our licensees may not be able to continue future development of Fodosine™, BCX-4208, peramivir, BCX-4678 or any of our other current development programs including tissue factor/factor VIIa, that Fodosine™, BCX-4208, peramivir, BCX-4678 or our other development programs may never result in future product, license or royalty payments being received by BioCryst, that BioCryst may not reach favorable agreements with potential pharmaceutical and biotech partners for further development of its product candidates, that BioCryst may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of its products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K which identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

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